MINBANC CAPITAL CORP.

Financial Statements and Report of
Independent Certified Public Accountants

March 31, 1997 and 1996



Minbanc Capital Corp.

Contents



Reports of Independent Certified Public Accountants	3


Financial Statements

	Statements of Net Assets	4

	Statements of Income	5

	Statements of Changes in Net Assets	6

	Statements of Cash Flows	7-8

	Notes to Financial Statements	9-16














Report of Independent Certified Public Accountants


Shareholders and Board of Directors
Minbanc Capital Corp.


We have audited the accompanying statements of net assets of Minbanc Capital Corp. as of March 31,
1997 and 1996, and the related statements of income, changes in net assets and cash flows for the years then ended, and the selected per share data and statistical information for the years ended March 31, 1997, 1996 and 1995. These financial statements and per share data and statistical information are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and per share data and statistical information based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements and per share data and statistical information are free of material misstatement. Our procedures included confirmation of investments, U.S. Treasury bills, and certificates of deposit owned as of March 31, 1997, 1996 and 1995, by correspondence with the custodian. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected per share data and statistical information referred to above present fairly, in all material respects, the financial position of Minbanc Capital Corp. as of March 31, 1997 and 1996, and the results of its operations, its cash flows, changes in net assets and the selected per share data and statistical information for the years ended March 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.




Vienna, Virginia
May 8, 1997




Minbanc Capital Corp.

Statements of Net Assets


March 31,	       1997		       1996


Assets
	Investments	$		582,292	$		930,944
	Less allowance of possible investment loss
	(150,000)			(300,000)


Net Investments			432,292			630,944

	U.S. Treasury bills, at cost which approximates market,
		at rates ranging from 2.4% to 5.4% in 1997 and 4.9%
		to 5.4% in 1996			2,061,468
	923,017
	Certificates of deposit, at cost which approximates market,
		at rates ranging from 4.09% to 6.0% in 1997 and 5.0%
		to 6.3% in 1996			2,500,000
	2,500,000
	Accrued interest receivable			71,471
	56,811
	Current income tax refund receivable			-
	450
	Deferred tax asset, less valuation allowance of $-0-
		in 1997 and 1996			45,000			54,000
	Prepaid expenses			1,971			175


							5,112,202
	4,165,397

	Cash and cash equivalents
		Money market funds, at cost which approximates market
	407,492			1,052,836
		Cash				9,941			8,993

							417,433
	1,061,829


Total Assets			5,529,635			5,227,226



Liabilities
	Accounts payable and accrued liabilities			10,826
		26,874
	Accounts payable to American Bankers Association
	38,359			37,899
	Current income taxes payable			57,054
	185


Total Liabilities			106,239			64,958


Net Assets		$		5,423,396	$		5,162,268


Net Assets per Share (Based on 8,626 Shares of
	Common Stock Outstanding)	$		628.73	$
	598.46





Minbanc Capital Corp.

Statements of Income


Year ended March 31,	        1997		        1996
1995


Income
	Investment income	$		306,048	$		279,466
	$		258,581
	Miscellaneous income			5,000			5,000
	-
	Reversal of allowance for possible
		investment loss			150,000
	200,000			-


Total Income			461,048			484,466
	258,581

Expenses
	Professional fees			43,808			89,142
		73,760
	Administrative			42,619			35,139
		34,078
	Travel				5,233			12,604
	8,031
	Scholarships			-  			26,904
	19,141
	Consulting			4,140			16,140
	21,756
	Printing				2,775			3,286
	2,596
	Other					21,149			28,294
		26,940


Total Expenses			119,724			211,509
	186,302


Income Before Provision for Taxes			341,324
	272,957			72,279

Tax Provision			80,196			2,607
	13,812


Net Income	$		261,128	$		270,350	$
	58,467


Net Income per Share (Based on
	8,626 Shares of Common Stock
	Outstanding)	$		30.27	$		31.34	$
	6.78






Minbanc Capital Corp.

Statements of Changes in Net Assets


Year ended March 31,	        1997		        1996
1995


Increase in Net Assets:
	Net income		$		261,128	$		270,350
	$		58,467

Net Assets, Beginning of Year			5,162,268
	4,891,918			4,833,451


Net Assets, End of Year	$		5,423,396	$		5,162,268
	$		4,891,918


Represented by:
	Common stock, par value $1.00;
		20,000 shares authorized; 8,729 shares
		issued, of which 103 shares
		were held as treasury stock	$		8,729	$
	8,729	$		8,729
	Capital surplus			4,294,316			4,294,316
		4,294,316
	Retained earnings			1,130,501			869,373
		599,023
	Less cost of treasury stock			(10,150)
	(10,150)			(10,150)


						$		5,423,396	$
	5,162,268	$		4,891,918





Minbanc Capital Corp.

Statements of Cash Flows


Year ended March 31,	        1997		        1996
1995

Increase (Decrease) in Cash

Cash Flows from Operating Activities
	Interest received	$		291,388	$		291,611
	$		261,752
	Bank transfer fees paid			(19,942)
	(16,898)			(14,176)
	Legal fees paid			(34,248)			(49,508)
		(48,932)
	Accounting fees paid			(9,997)
	(12,615)			(21,475)
	Printing costs				(2,883)
	(3,178)			(2,596)
	Directors' travel costs			(5,497)
	(11,122)			(8,031)
	Administrative fees paid			(42,211)
	(29,658)			(68,138)
	Scholarships paid			(6,172)			(20,732)
		(19,141)
	Consulting fees paid			(13,140)
	(7,140)			(21,756)
	Miscellaneous receipts (payments)			2,152
	(3,210)			(13,499)
	Income taxes paid			(14,047)			(26,520)
		(100)
	Tax refunds received			-  			-
	13,551


Net Cash Provided by Operating
	Activities					145,403
	111,030			57,459


Cash Flows from Investing Activities
	Loans made as capital note investments			-
	(400,000)			-
	Principal reductions on capital note
		investments				348,653
	617,516			171,077
	Purchases of government securities			(4,884,954)
	(2,047,234)			(3,222,996)
	Sales of government securities			3,746,502
	2,385,123			3,780,835
	Purchases of certificates of deposit			(3,500,000)
		(1,600,000)			(1,200,000)
	Sales of certificate of deposit 			3,500,000
	1,600,000			700,000


Net Cash (Used in) Provided by
	Investing Activities			(789,799)
	555,405			228,916


Net (Decrease) Increase in Cash
	and Cash Equivalents			(644,396)
	666,435			286,375

Cash and Cash Equivalents at Beginning
	of Year						1,061,829
	395,394			109,019


Cash and Cash Equivalents at End
	of Year				$		417,433	$
	1,061,829	$		395,394





Minbanc Capital Corp.

Statements of Cash Flows_Continued


Year ended March 31,	        1997		        1996
1995

Reconciliation of Net Income to Net
	Cash Provided by Operating Activities
	Net income 		$		261,128	$		270,350
	$		58,467

	Adjustments to reconcile net income
		to net cash provided by operating
		activities
			Reversal of possible investment loss
	(150,000)			(200,000)			-
			(Increase) decrease in accrued
				interest receivable			(14,660)
		12,145			3,171
			Decrease (increase) in deferred
				tax asset			9,000
	(11,000)			-
			Decrease (increase) in current
				income tax refund receivable			450
		(450)			14,055
			(Increase) decrease in prepaid
				expenses			(1,796)
	1,044			(1,219)
			(Decrease) increase in accounts
				payable and accrued liabilities
	(16,048)			7,004			3,353
			Increase (decrease) in accounts
				payable to American Bankers
				Association			460			31,752
			(34,060)
			Increase in current income taxes
				payable			56,869
	185			13,692


Net Cash Provided by Operating
	Activities			$		145,403	$
	111,030	$		57,459





Minbanc Capital Corp.

Notes to Financial Statements


March 31, 1997, 1996 and 1995


NOTE A_SUMMARY OF ACCOUNTING POLICIES


A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Organization

Minbanc Capital Corp. (the Company) is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Company was incorporated on June 18, 1971, for the purpose of making capital funds available to qualifying minority-owned banks which have been in operation for a minimum of two years. Minority-owned banks are those banks managed by, or whose voting securities are owned by, members of minority groups in the United States.

The Company's officers and directors serve without compensation, but are entitled to reimbursement for out-of-pocket travel expenses. Effective October 1, 1980, the Company agreed to reimburse the
American Bankers Association (the Association) a maximum of $50,000 per year for use of the
Association's facilities and administrative services. Administrative expenses paid to the Association were $42,619, $35,139 and $33,042 for the years ended March 31, 1997,
1996 and 1995, respectively.
In addition, the Association pays on behalf of the Company certain other expenses, which are charged to the Company and recorded in its accounting records.

Investment Valuation

Investments are valued at cost, less specific charge-offs and the allowance for possible investment loss
(see Notes B and C). In the opinion of the Board of Directors, the allowance for possible investment loss is adequate to absorb losses which may be incurred in the collection of outstanding investments.
These investments have not been discounted to reflect higher current market rates of interest, as it is the Company's intention to hold the investments to maturity. There is no public market for the
Company's investments; therefore, the Directors, in their evaluation, have considered the cost of the investments and developments since acquisition, including reviews of the current financial statements of the investee banks and other factors pertinent to the valuation of the investments.

Income Taxes

Since March 31, 1982, the Company does not qualify as a regulated investment company under
Internal Revenue Code Subchapter M and is instead a taxable corporation under Internal Revenue
Code Subchapter C.

Cash Equivalents

For purposes of reporting cash flows, cash equivalents consist of money market funds and cash.





Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE A_SUMMARY OF ACCOUNTING POLICIES_Continued


Using Estimates in Preparing Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, the
Board of Directors and management are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.




NOTE B_INVESTMENTS


A summary of investments as of March 31, 1997 and 1996, is as follows:

	        1997		        1996

6.00% subordinated note (variable rate with 6.00% floor)
of Cherokee County Bancshares, Inc. (an Oklahoma
bank holding corporation), Stilwell, Oklahoma, dated
May 19, 1995, with interest payable quarterly through
June 1995; thereafter, principal and interest payable
quarterly from September 1995 through June 2004.
Principal and interest payments were not current as of
March 31, 1997; however, they became current as of
April 1997	$		333,333	$		377,777

4.00% subordinated capital note (fixed rate) of $431,000
of the Douglass Bank, Kansas City, Kansas, dated
February 3, 1988, assumed by Douglass Bancorp, Inc.,
on December 5, 1991, with principal and accrued
interest payable on December 4, 2006.  The note
balance is presented net of a $300,000 charge-off taken
in 1991.  As of September 30, 1994, this note was
classified as nonaccrual.  The amount of interest lost
was $17,240 for the year ended March 31, 1997, and
$110,444 since charge-off in 1991			131,000
	131,000

6.00% subordinated capital note (variable rate with
6.00% floor) of United National Bank, Fayetteville,
North Carolina, dated March 4, 1988, with interest
payable quarterly through September 1990; thereafter,
principal and interest payable quarterly from September
1990 through June 1998.  Principal and interest
payments were current as of March 31, 1997			62,084
		124,167




Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE B_INVESTMENTS_Continued


	        1997		        1996

6.00% subordinated note (variable rate with 6.00% floor)
of Far East National Bank, Los Angeles, California,
dated July 15, 1987, with interest payable quarterly
through December 1989; thereafter, principal and
interest payable quarterly from December 1989 through
September 1997.  Principal and interest payments were
not current as of March 31, 1997; however, they
became current as of April 1997			55,875
	130,375

6.00% subordinated note (variable rate with 6.00% floor)
of the Adams National Bank, Washington, D.C., dated
February 2, 1988, with interest payable quarterly
through September 1990; thereafter, principal and
interest payable quarterly from September 1990
through June 1998.  The bank repaid the loan and
accrued interest in full in May 1996			-
	167,625


				582,292			930,944

	Less allowance for possible investment loss
	(150,000)			(300,000)


				$		432,292	$		630,944





NOTE C_ALLOWANCE FOR POSSIBLE INVESTMENT LOSS


The following is an analysis of the allowance for possible investment loss as of March 31:

	        1997		        1996		        1995

	Balance, beginning of year	$		300,000	$
	500,000	$		500,000
	Reversal of possible investment loss			(150,000)
		(200,000)			-


	Balance, end of year	$		150,000	$
	300,000	$		500,000






Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE C_ALLOWANCE FOR POSSIBLE INVESTMENT LOSS_Continued


In 1997 and 1996, the Company reduced the reserve for possible investment loss by $150,000 and
$200,000, respectively. The Board of Directors determined that, based upon (1) the repayment in full of the Adams National Bank loan in 1996, (2) the timely principal and interest payments by the banks and (3) the stronger financial condition of the portfolio, $150,000 and $300,000 are a more accurate reserve for possible investment loss as of March 31, 1997 and 1996, respectively.

Although the Board of Directors believes the allowance is sufficient, it is reasonably possible that in the near term, loan losses could be different than estimated as of March 31, 1997.




NOTE D_FINANCIAL INSTRUMENTS


It is not practicable to estimate the fair value of the Company's investments, as there is no public market for such investments (see Note A).

The carrying amount of the U.S. Treasury bills, the certicates of deposit and the cash and cash equivalents approximates fair value because of the short-term nature of the instruments. At March 31,
1997, the estimated fair value of the U.S. Treasury bills, the certificates of deposit and cash and cash equivalents is approximately $2,091,000, $2,500,000, and $417,000, respectively.




NOTE E_COMMON STOCK


Shares of the Company's common stock were offered only to banks which were members of the
Association (or parent companies of such banks in states in which the Company's shares may not be purchased by banks) and are subject to restrictions on transfer. No bank may own more than 5% of the Company's outstanding shares. At March 31, 1997, certain banks own more than 5% of the
Company's outstanding shares because of mergers and acquisitions.




NOTE F_RELATED PARTY TRANSACTIONS


The Company incurred legal fees and out-of-pocket expenses of $35,584, $74,753 and $52,285 for the years ended March 31, 1997, 1996 and 1995, respectively, for services provided by a law firm in which a partner is an otherwise uncompensated director of the Company.




Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE F_RELATED PARTY TRANSACTIONS_Continued


The Company incurred consulting fees and out-of-pocket expenses of $4,140, $16,140 and $19,086 for the years ended March 31, 1997, 1996 and 1995, respectively, for consulting services provided by an individual who is also an otherwise uncompensated officer of the Company.




NOTE G_INCOME TAXES


The provision (benefit) for taxes comprises the following at March 31:

	        1997		        1996		        1995

	Current tax provision	$		71,196	$		13,607
	$		13,812
	Reduction of deferred tax provision			9,000
	21,000			-
	Decrease in valuation allowance			-
	(32,000)			-


			$		80,196	$		2,607	$
	13,812


Deferred tax asset consists of the following at March 31:

	        1997		        1996

	Temporary difference
		Allowance for possible investment loss	$		45,000
	$		54,000
		Valuation allowance			-  			-


			$		45,000	$		54,000


In order to realize the deferred tax asset fully as of March 31, 1997, the Company will need to generate future taxable income in the periods in which the deductible temporary differences reverse.

A reconciliation of the difference between income tax provision
(benefit) for the years ended March 31,
1997, 1996 and 1995, and the tax computed by applying the statutory federal income tax rate to income before taxes is as follows:




Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE G_INCOME TAXES_Continued


				            1997
1996			              1995
							Percentage
	Percentage				Percentage
							      of
	      of					      of
							  Pretax
	   Pretax					   Pretax
				 Amount		  Income		 Amount
	   Income		 Amount		   Income


	Tax computed at
		federal statutory
		rate	$		116,050			34.0%	$
	92,805			34.0%	$		24,247
	34.0%
	State income taxes			10,251			3.0
		490			.2			983			1.0
	Deferred tax
		adjustment			9,000			2.6
	21,000			7.8			-  			-
	Decrease in
		valuation
		allowance			 -  			-
	(32,000)			(11.7)			-
	-
	Surtax exemption
		and other rate
		variances			(55,105)			(16.0)
		(79,688)			(29.3)			(11,418)
		(15.9)


				$		80,196			23.6%	$
	2,607			1.0%	$		13,812			19.1%


Based on the amount of taxable income, Minbanc's actual tax rate is lower than the statutory rate.
Deferred tax adjustments and rate variances were caused by the reduction in the allowance for possible investment losses.




Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE H_PER SHARE AND STATISTICAL INFORMATION


Selected data for each weighted-average share of common stock outstanding and other statistical data are as follows at March 31:

	      1997		      1996		      1995		      1994
	      1993

	Per share data:
		Investment income	$		35.48	$		32.41	$
	29.98	$		26.82	$		30.72
		Reversal of allowance
			for possible
			investment loss			17.39			23.17
		-			17.39			-

		Expenses, including
			(benefit) provision
			for taxes			(23.18)
	(24.82)			(23.20)			(30.23)
	(21.71)


	Net investment income (loss)
		before cumulative effect
		of accounting change			29.69			30.76
		6.78			13.98			9.01

	Cumulative effect of
		accounting change			-			-
	-			-			6.95


	Net investment income			29.69			30.76
	6.78			13.98			15.96

	Miscellaneous income			.58			.58
	-			-			-


	Net increase (decrease)
		 in net asset value			30.27			31.34
		6.78			13.98			15.96

	Net assets, beginning of year			598.46
	567.12			560.34			546.36
	530.40


	Net assets, end of year	$		628.73	$		598.46
	$		567.12	$		560.34	$	546.36





Minbanc Capital Corp.

Notes to Financial Statements_Continued


March 31, 1997, 1996 and 1995


NOTE H_PER SHARE AND STATISTICAL INFORMATION_Continued


	      1997		      1996		      1995		      1994
	      1993

	Ratio of expenses to
		average net assets			3.78%			4.26%
		4.12%			5.46%			4.03%


	Ratio of net investment
		income (loss) to
		average net assets			4.84%			5.28%
		1.20%			2.53%			2.96%


	Weighted-average
		shares of common
		stock outstanding			8,626			8,626
	8,626			8,626			8,626


	Number of shares
		of common stock
		outstanding at
		end of year			8,626			8,626
	8,626			8,626			8,626


	Dividends actually
		paid per share
		of outstanding
		common stock
		at end of year		$	-  	$		-  	$
	-  	$		-  	$		-


	Portfolio turnover
		rate					67.12%			38.85%
			23.31%			22.96%			12.31%


3









6
The accompanying notes are an integral part of these statements.

-  -

The accompanying notes are an integral part of these statements.

4



The accompanying notes are an integral part of these statements.

6

The accompanying notes are an integral part of these statements.

5

7

The accompanying notes are an integral part of these statements.

8



11